Dear Algodon Stockholders,

Algodon Group’s mission is to increase our scale in reach, in revenues and in profitability. We believe our goal of becoming the LVMH of South America (Moët Hennessy Louis Vuitton SE) can help us to achieve that. To that end, this year we created and brought to reality the e-commerce driven, high-end fashion and leather accessories brand called Gaucho - Buenos Aires, which we believe offers the potential for immediate revenues and growth/scale on a global basis.

Navigating the storm of doing business in Argentina, and the peso devaluation

It certainly has not been easy weathering the storm of the rapid peso devaluation that started earlier in the year, but that negative has brought some equivalent positives. The IMF is recently back on board with an approved 57 Billion USD loan package, Morgan Stanley (MSCI) has upgraded Argentina from a Frontier Market to Emerging Market status, and as was recently published in Forbes magazine, Argentina’s Perfect Storm Creates a Buying Opportunity. (https://www.forbes.com/sites/thomaslandstreet/2018/08/03/argentina-a-perfect-storm-creates-a-buying-opportunity/#3ced68ce6438)

Algodon Group is in the process of pivoting operations to focus primarily on e-commerce sales, in addition to our wines which also serve as ambassador to our substantial 4,138 acre wine and real estate development. We believe that our pivot and ongoing restructuring of our Argentine operations can have a positive impact and overall improvement on our business in 2019.

As previously reported, we have completed infrastructure on many lots that allow us to recognize revenues, and we anticipate the infrastructure will be complete on 97 lots by Q2 2019.

Through the efforts of our US wine importer, Seaview Imports, our US wine distribution continues to grow through many retail channels across the US.

Our goal for 2019 is to focus on actions that can result in immediate revenues, such as e-commerce, continued deeding of lots and real estate sales and greater distribution of our wines by supporting our importer and their network partners.

Gaucho - Buenos Aires Press Launch

For those who were not able to join us for the live streaming of Gaucho – Buenos Aires’ media launch on October 28, you can watch a few videos of the event at the links below.

If you haven’t already followed @gauchobuenosaires on Instagram, please take this opportunity to do so!

Judging by the feedback of the Argentine press and media that attended, our inaugural PR launch at Algodon Mansion was successful in generating an early buzz about our brand, our designers, and our soon to launch e-commerce platform.

We are very pleased that our launch created a significant amount of press and interest, and has provided a generous amount of content for our social media and marketing team.

CLICK HERE TO VIEW OUR PR REPORT AND MEDIA COVERAGE FROM THE EVENT. https://www.algodongroup.com/Gaucho_Media_Nov_2018.pdf

https://www.facebook.com/gauchobuenosaires/videos/323484811568808/

Over the last several days, we’ve seen nearly a 1000% increase in our social media follower base, which continues to grow daily. For this, we thank all those who have shared news of our arrival to the world fashion scene to their social platforms, including social media influencer Neels Visser, our designers Santiago Gallo and Carmen Vils, and numerous Argentine and International celebrities that attended the launch (see the list below).

Among others, some notable celebrity attendees of the launch include:

●	Neels Visser (World Famous Social Media Influencer with 2.7 Million followers on Instagram)
●	Rosella Della Giovampaola (Argentine/International Actress)
●	Carla Quevedo (Argentine Actress with 62.5k followers on Instagram)
●	Ferro Toto (Argentine Actor - Star of “El Angel” - with 250k followers on Instagram)
●	Emilia Attias (Argentine Actress with 1.1 Million followers on Instagram)
●	Michel Noher (Argentine Actor with 352k followers on Instagram)

Significant press mentions from the launch include:

●	Nista.com.ar (http://www.nista.com.ar/inside/el-espiritu-argentino-by-gaucho-buenos-aires)
●	Loqueva.com (https://loqueva.com/llego-gaucho-buenos-aires-una-nueva-marca-de-lujo- argentino/)
●	Numeral.com.ar (https://www.numeral.com.ar/gaucho-el-espiritu-de-la-argentina/)

We have also been interviewed by Forbes Argentina as well as El Cronista, one of the largest business publications in Argentina (we hope to share both articles with you soon), and we look forward to more press on Gaucho in the days ahead.

Gaucho - Buenos Aires Retail Location

Over the next few weeks we are working hard to secure a location in Punta Del Este, Uruguay to set up a short-term (1 month lease or less) retail store (commonly referred to as pop-up) for the summer high season (during our winter).

Our future goal of course is to also secure pop-up locations in several targeted US cities, such as NYC, LA, Chicago, Aspen, Dallas, Houston and Miami.

Pre-Sale Orders Available Soon

Additionally, we are planning a Family and Friends “discounted” holiday pre-sale of early production items, which we hope will be available for online ordering by mid-November or early December. This pre-sale opportunity gives us a solid foundation to sell inventory and subsequently collect and analyze sales data. This early market action may help to inform subsequent decisions on target demographics, sizes, quantities, and styles, as well as branding and website development. Furthermore, these sales channels can provide a platform for Gaucho - Buenos Aires to expand on its media content for digital distribution.

US Trademark Process

We are currently in the process of solidifying US trademarks on our name and logo. Please follow this link (on Trademarkia.com) to view our progress. (https://www.trademarkia.com/gaucho—buenos-aires—87743647.html)

We are excited about the future, and we are very happy that you are with us on this journey.

There are no guarantees in life, but we think that Gaucho - Buenos Aires has the potential to be a global brand. If we are able to achieve that, then the effort and time will likely be well worth it. We are witnessing the power and potential of this brand. The inherent brand recognition associated with the word “Gaucho”, not just in Argentina or the US, but all over the world, is a built-in asset that should not be underestimated.

Sincerely,

Scott L. Mathis

Chairman & Founder

(212) 739-7650

smathis@algodongroup.com

www.AlgodonGroup.com

Important Notes: The information discussed in this letter includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. These forward looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Among these risks are those set forth in a Form 10-K filed on March 30, 2018. It is important that each person reviewing this release understand the significant risks attendant to the operations of Algodon. Algodon disclaims any obligation to update any forward-looking statement made here.

Important Disclosures: This email is for information and discussion purposes only and is not intended to be and should not be construed as an offer to sell, or a solicitation of an offer to buy, an interest in Algodon Group, Inc. (formerly Diversified Private Equity Corp. or “DPEC Partners”) (referred to as “Algodon Group”).This email is not complete and does not contain certain material information about Algodon Group, including important disclosures and risk factors associated with an investment in Algodon Group.

No representation is made that Algodon Group will or is likely to achieve its objectives or that any investor will profit or be able to avoid incurring substantial losses. This letter does not take into account the particular investment objectives or financial circumstances of any specific person who may receive it.